UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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NorthWest Indiana Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NorthWest Indiana Bancorp

9204 Columbia Avenue
Munster, Indiana 46321
(219) 836-4400

Notice of Annual Meeting of Shareholders

To Be Held On April 24, 2014

The Annual Meeting of Shareholders of NorthWest Indiana Bancorp will be held at the Corporate Center of Peoples Bank SB, 9204 Columbia Avenue, Munster, Indiana, on Thursday, April 24, 2014, at 8:30 a.m., local time.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of four directors of the Bancorp to serve three-year terms expiring in 2017;

2.	Ratification of Auditors. Ratification of the appointment of Plante & Moran, PLLC as independent registered public accountants for the Bancorp for the year ending December 31, 2014;

3.	Advisory Vote on Compensation. A non-binding vote regarding the executive compensation of the Bancorp’s named executive officers disclosed in this proxy statement, commonly referred to as a “Say on Pay” proposal; and

4.	Other Business. Other matters as may properly come before the meeting or at any adjournment.

You can vote at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on February 28, 2014.

We urge you to read the enclosed proxy statement carefully so you will have information about the business to come before the meeting or any adjournment. At your earliest convenience, please sign, date, and return the accompanying proxy in the postage-paid envelope furnished for that purpose, or follow the related internet or telephone voting instructions. If you hold shares through a broker or other nominees, you should follow the procedures provided by your broker or nominee.

A copy of our Annual Report for the fiscal year ended December 31, 2013, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

Leane E. Cerven
Executive Vice President, General Counsel and Secretary

Munster, Indiana

March 14, 2014

It is important that you return your proxy promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, or follow the related internet or telephone voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 24, 2014.

The Proxy Statement and Annual Report are available at:

www.proxyvote.com

NorthWest Indiana Bancorp

9204 Columbia Avenue
Munster, Indiana 46321
(219) 836-4400

Proxy Statement

for

Annual Meeting of Shareholders

April 24, 2014

The Board of Directors of NorthWest Indiana Bancorp, an Indiana corporation, is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at 8:30 a.m., local time, on April 24, 2014, at the Corporate Center of Peoples Bank SB, 9204 Columbia Avenue, Munster, Indiana, and at any adjournment of the meeting. The Bancorp’s principal asset consists of 100% of the issued and outstanding shares of Common Stock of Peoples Bank SB (the “Bank”). We expect to mail this proxy statement to our shareholders on or about March 14, 2014.

Items of Business

At the Annual Meeting, shareholders will:

•	vote on the election of four directors to serve three-year terms expiring in 2017;

•	ratify the selection of Plante & Moran, PLLC as auditors for the Bancorp for 2014;

•	hold a non-binding vote regarding the executive compensation of the Bancorp’s named executive officers disclosed in this proxy statement; and

•	transact any other matters of business that properly come before the meeting.

We do not expect any other items of business because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.

Voting Information

Who is entitled to vote?

Shareholders of record at the close of business on February 28, 2014, the record date, may vote at the Annual Meeting. On the record date, there were 2,844,839 shares of the Common Stock issued and outstanding, and the Bancorp had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.

How many votes are required to elect directors?

The four nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee.

How many votes are required to ratify the selection of Plante & Moran, PLLC as independent registered public accountants for the Bancorp for 2014?

More votes cast in favor of this proposition than are cast against it are required to ratify Plante & Moran, PLLC as the Bancorp’s auditors for 2014. Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to approve on an advisory basis the executive compensation of the Bancorp’s named executive officers?

More votes cast in favor of this proposition than are cast against it are required to approve on a non-binding basis the executive compensation of the Bancorp’s named executive officers. Abstentions and broker non-votes will have no effect on the advisory vote on executive compensation.

How do I vote my shares?

If you are a “shareholder of record,” you can vote by mailing the enclosed proxy card or by following the related internet or telephone voting instructions. The proxy, if properly signed and returned to the Bancorp and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf “FOR” the four nominees for director listed below, “FOR” the ratification of Plante & Moran, PLLC as auditors of the Bancorp for 2014, and “FOR” approval by non-binding vote of the executive compensation paid to the Bancorp’s named executive officers.

If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you. If you do not submit specific voting instructions to your broker, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” The proposal to ratify Plante & Moran, PLLC as our auditors for 2014 is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. However, brokers will not have discretion to vote your shares on the election of directors or on the compensation of the Bancorp’s executive officers. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees or the advisory vote on the executive compensation of the Bancorp’s named executive officers.

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment and will not be used for any other meeting.

Can I change my vote after I have mailed my proxy card?

You have the right to revoke your proxy at any time before it is exercised by (1) notifying the Bancorp’s Secretary (Leane E. Cerven, 9204 Columbia Avenue, Munster, Indiana 46321) in writing, (2) delivering a later-dated proxy, or (3) voting in person at the Annual Meeting.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card even if you plan to attend the meeting.

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If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

The holders of over 50% of the outstanding shares of Common Stock as of the record date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

Security Ownership by Certain Beneficial Owners and Management

The following table sets forth, as of February 28, 2014, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Bancorp’s Common Stock and as to the shares of the Common Stock beneficially owned by the persons named in the “Summary Compensation Table” (referred to in this proxy statement as Named Executive Officers) and by all directors and executive officers as a group. Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding such ownership with the Bancorp and the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on such reports, management knows of no persons, other than as set forth in the table below, who owned more than 5% of the Common Stock at February 28, 2014. Individual beneficial ownership of shares by the Bancorp’s directors is set forth in the table below under “Election of Directors.”

Name and Address of Individual or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
David A. Bochnowski 10203 Cherrywood Lane Munster, IN 46321	353,323	(1)	12.4%
Benjamin J. Bochnowski 10203 Cherrywood Lane Munster, IN 46321	6,026	(2)	*
Robert T. Lowry 730 Clover Lane Crown Point, IN 46307	19,514	(3)	*
John Diederich 829 Shannon Crown Point, IN 46307	6,850	(4)	*
Leane E. Cerven 8419 Baring Avenue Munster, IN 46321	8,833	(5)	*
Banc Fund VI L.P. Banc Fund VII L.P. Banc Fund VIII L.P. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	247,866	(6)	8.7%
All current directors and executive officers as a group (15 persons)	616,015	(7)	21.7%

*	Under 1% of outstanding shares.
(1)	Includes 219,249 shares held jointly with Mr. Bochnowski’s spouse, 24,990 shares as to which Mr. Bochnowski’s spouse has voting and dispositive power and 26,400 shares which are owned by his children for which his spouse is custodian or trustee. Also includes 8,729 shares held as co-trustee of trusts for the benefit of Mr. Bochnowski’s children, 63,000 shares purchased by Mr. Bochnowski under the Profit Sharing Plan, 9,605 shares held in Mr. Bochnowski’s individual retirement account as to which Mr. Bochnowski has dispositive and voting power and 1,350 shares of restricted stock over which Mr. Bochnowski has voting but not dispositive power.

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(2)	Includes 2,600 shares of restricted stock over which Mr. Bochnowski has voting but not dispositive power, and 551 shares purchased by Mr. Bochnowski under the Profit Sharing Plan as to which Mr. Bochnowski has voting and dispositive power.
(3)	Includes 2,854 shares held jointly with Mr. Lowry’s spouse, 1,975 shares held in his individual retirement account, and 602 shares owned by Mr. Lowry’s spouse in an Individual Retirement Account. Also includes stock options representing 250 shares of Common Stock that were exercisable at, or within 60 days after, the record date, 1,800 shares of restricted stock over which Mr. Lowry has voting but not dispositive power and 12,033 shares purchased by Mr. Lowry under the Profit Sharing Plan as to which Mr. Lowry has dispositive and voting power.
(4)	Includes 4,250 shares owned jointly with Mr. Diederich’s spouse. Also includes 2,600 shares of restricted stock over which Mr. Diederich has voting but not dispositive power.
(5)	Includes 1,200 shares owned jointly with Ms. Cerven’s spouse, 2,400 shares of restricted stock over which Ms. Cerven has voting but not dispositive power, 4,600 shares owned by Ms. Cerven’s spouse in an Individual Retirement Account, 133 shares purchased by Ms. Cerven under the Profit Sharing Plan as to which Ms. Cerven has dispositive and voting power, and 500 shares owned by Ms. Cerven in an individual retirement account.
(6)	Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P. are each an Illinois limited partnership. Charles J. Moore, who is the manager of these funds, has voting and dispositive power over these shares and controls these entities through The Banc Funds Company, L.L.C., an Illinois corporation, of which he is principal shareholder and which serves as general partner of MidBanc VI L.P., MidBanc VII L.P., and MidBanc VIII L.P., the general partners, respectively, of Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P.
(7)	Includes 250 shares as stock options which the Bancorp’s executive officers hold under the Bancorp’s 2004 Stock Option and Incentive Plan (the “2004 Option Plan”) and which were exercisable at, or within 60 days after, the record date. Such shares have been added to the total shares outstanding in order to determine the ownership percentage of the Bancorp’s directors and executive officers as a group at the record date. Also includes 91,875 shares held under the Profit Sharing Plan and 11,475 shares of restricted stock granted under the 2004 Option Plan.

Proposal 1 — Election of Directors

The Board of Directors currently consists of eleven members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually.

Three of the nominees for director this year are Donald P. Fesko, Joel Gorelick, and Danette Garza, who joined the Board on July 26, 2013, each of whom is a current director of the Bancorp. Benjamin J. Bochnowski, Executive Vice President and Chief Operating Officer of the Bancorp, is the fourth nominee. He is being added to the Board to fill the vacancy created by the retirement of Frank Bochnowski at the conclusion of the meeting as a result of age limitations applicable to service on the Board. If the shareholders elect these nominees at the Annual Meeting, the terms of Messrs. Fesko, Gorelick, and Bochnowski and Ms. Garza will expire in 2017. No director or nominee for director is related to any other director or executive officer of the Bancorp or nominee for director by blood, marriage, or adoption, except that Frank J. Bochnowski and David A. Bochnowski are cousins and Benjamin J. Bochnowski is David Bochnowski’s son and Frank Bochnowski’s second cousin. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

The following table provides information on the nominees for the position of director of the Bancorp and for each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned as of the record date.

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Name	Age	Present Principal Occupation	Director Since	Shares Beneficially Owned on February 21, 2014		Percent of Class
Nominees for Director
(Term expiring at annual meeting of shareholders in 2017)
Donald P. Fesko	41	Chief Executive Officer of Community Hospital in Munster, Indiana	2005	2,044	(1)	*
Danette Garza	59	Attorney with Danette Garza law firm in Highland, Indiana, and owner of Continental Languages, LLC, Highland, Indiana; part-time Commissioner for Lake County Superior Court	2013	600		*
Joel Gorelick	66	Retired; former President and Chief Operating Officer of the Bancorp, Chairman of Lake County Economic Alliance, Inc., and Director of Indiana Economic Development Corporation	2000	62,737	(2)	2.2%
Benjamin J. Bochnowski	33	Executive Vice President and Chief Operating Officer	New Nominee	6,026	(3)	*

Directors Continuing in Office
(Term expiring at annual meeting of shareholders in 2015)
David A. Bochnowski	68	Chairman, President and Chief Executive Officer of the Bancorp	1977	353,323	(3)	12.4%
Kenneth V. Krupinski	66	Certified Public Accountant and employee and past President of Swartz Retson & Co., P.C., Merrillville, Indiana	2003	7,601	(4)	*
Anthony M. Puntillo, D.D.S., M.S.D.	47	Orthodontist and Chief Executive Officer of Puntillo and Crane Orthodontics, PC	2004	3,378	(5)	*
James L. Wieser	66	Attorney with Wieser & Wyllie LLP, Schererville, Indiana	1999	4,726	(6)	*

(Term expiring at annual meeting of shareholders in 2016)
Edward J. Furticella	67	Former Executive Vice President and CFO of the Bancorp; Professor of Accounting, Program Department Head, and Director of Master Accounting Program at Purdue University Calumet	2000	62,827	(7)	2.2%
Amy W. Han, Ph.D.	50	Director of Clinical Affairs and Clinical Professor of Psychology, Indiana University School of Medicine-Northwest	2008	4,945	(8)	*
Stanley E. Mize	72	Retired; former President of Stan Mize Towne & Countree Auto Sales, Inc., Schererville, Indiana	1997	49,628	(9)	1.7%

Director Whose Term Expires in 2014
Frank J. Bochnowski	75	Retired; former Executive Vice President and Secretary of the Bancorp	1999	22,983	(10)	*

*	Under 1% of outstanding shares.
(1)	These shares are held jointly with Mr. Fesko’s spouse.
(2)	Includes 5,793 shares held by Mr. Gorelick’s spouse as Trustee of a trust for her benefit, 7,379 shares held by Mr. Gorelick as Trustee of a trust for his benefit, 47,808 shares held in his individual retirement account, and 1,357 shares owned as custodian for his children.
(3)	For further information regarding the beneficial ownership of these shares, see “Security Ownership by Certain Beneficial Owners and Management” above.
(4)	Of these shares, 6,601 are held jointly with Mr. Krupinski’s spouse and 1,000 are held in a 401(k) plan for his benefit.
(5)	These shares are held in a trust for Dr. Puntillo’s benefit of which Dr. Puntillo serves as trustee.
(6)	These shares are held jointly with Mr. Wieser’s spouse. Mr. Wieser has pledged 4,500 of these shares to secure a bank loan made to him and his spouse by another financial institution.
(7)	Includes 36,512 shares held jointly with Mr. Furticella’s spouse and 664 shares held by his spouse in her individual retirement account. Also includes 16,158 shares allocated to Mr. Furticella under the Profit Sharing Plan, 9,168 shares held in Mr. Furticella’s individual retirement account, and 325 shares of restricted stock awarded to his spouse.
(8)	These shares are held jointly with Dr. Han’s spouse.
(9)	Includes 4,380 shares held by his spouse’s individual retirement account, 16,581 shares owned jointly with his spouse, 3,929 shares held in his individual retirement account, 1,928 shares held by Mr. Mize as custodian for his granddaughter, 16,697 shares held in a trust for the benefit of Mr. Mize’s children, as to which Mr. Mize and his spouse serve as co-trustees, and 6,113 shares that Mr. Mize holds in his own name.
(10)	Includes 4,306 shares held by Mr. Bochnowski’s spouse in her individual retirement account, 3,326 shares held in her trust as Trustee, and 5,313 shares held in his trust as Trustee. Also includes 10,038 shares held in Mr. Bochnowski’s individual retirement account.

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Each of the Bancorp’s directors and director nominees has particular experience, qualifications, attributes and skills that qualify him or her to serve as a director of the Bancorp. These particular attributes are set forth below for each such director or director nominee.

(Term expiring at annual meeting of shareholders in 2014)

•	Frank J. Bochnowski, served as General Counsel, Corporate Secretary and head of the Bank’s Trust Department for over 17 years. His knowledge of the Bank’s operations and of laws and regulations applicable to the Bancorp and its subsidiaries assists the Board of Directors in its deliberations. This experience assists him in his role as Chairman of the Nominating and Corporate Governance Committee and as a member of the Strategic Planning Committee.

(Term expiring at annual meeting of shareholders in 2015)

•	David A. Bochnowski has been the Chief Executive Officer of the Bancorp for 33 years and has 37 years of banking experience. He became President of the Bancorp in 2013 upon the retirement of Joel Gorelick. He has an in-depth knowledge of the Bancorp and its subsidiaries having managed the growth and operations of the companies through numerous business cycles. An attorney with experience in federal laws and regulations applicable to the industry, he has also been actively involved in national and state issues impacting the community banking industry. He maintains a high profile in business and not for profit community activities throughout Northwest Indiana. Mr. Bochnowski also serves as the Chairman of the Executive Committee.

•	Kenneth V. Krupinski is the past President and a current employee of an accounting firm and has been a CPA since 1973. He is also actively involved in the Bank’s community. Mr. Krupinski’s extensive accounting background enables him to provide value to the Board in his role as the Board’s audit committee financial expert, as a member of the Bancorp’s Risk Management Committee, the Strategic Planning Committee, the Nominating and Corporate Governance Committee, and as Chairman of the Compensation and Benefits Committee.

•	Anthony M. Puntillo, D.D.S., M.S.D., as the founder and owner of Puntillo and Crane Orthodontics, PC, and a member of various orthodontics associations, has expertise in such areas. He is also active in the Bank’s communities. His experience and profile assist the Bancorp and the Bank with their business lending strategies and he serves as a member of the Risk Management Committee, the Strategic Planning Committee, and the Nominating and Corporate Governance Committee.

•	James L. Wieser is an attorney who concentrates in real estate development work and representation of small businesses. This experience assists the Bancorp and the Bank in their real estate lending and lending to small businesses. He has also served on several audit and risk management committees of not-for-profit organizations. This experience assists him in his service as Chairman of the Strategic Planning Committee and as a member of the Nominating and Corporate Governance Committee.

(Term expiring at annual meeting of shareholders in 2016)

•	Edward J. Furticella served as Chief Financial Officer of the Bank from 1995 to 2004. Prior to that time, he served as Controller of the Bank. He has been a CPA since 1992. He currently serves as a Professor, Department Head of the Accounting Program, and Director of the Master of Accountancy Program at Purdue University Calumet. This accounting background and experience enables him to provide valuable service to the Bancorp, including with respect to analyzing the Bancorp’s operating results, financial condition, and financial budgets, and as Chairman of the Risk Management Committee and as a member of the Strategic Planning Committee and the Nominating and Corporate Governance Committee.

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•	Amy W. Han, Ph.D., has a Ph.D. in psychology and has served as a human resources management consultant. She lends expertise to the Board in the human resources area. As Director of Clinical Affairs and Clinical Professor of Psychology at Indiana University School of Medicine-Northwest, she brings leadership skills and the ability to help individuals achieve their goals to the Board of Directors. She is also very knowledgeable about the means and methods of providing good customer service to individuals in Northwest Indiana. This experience assists her in her role as a member of the Wealth Management Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee.

•	Stanley E. Mize, as a prior owner of automobile dealerships and franchises, is familiar with financial accounting and budgets, which expertise is of value to the Bancorp, and assists him in his role as a member of the Bancorp’s Risk Management Committee, the Strategic Planning Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee.

(Term expiring at annual meeting of shareholders in 2017)

•	Donald P. Fesko is the Chief Executive Officer of a local hospital and has significant health care expertise. He is also active in the Bank’s community. These attributes are of value to the Bancorp in offering Bank products and services to the health care industry and to other Bank customers. He also served on a compensation committee for the Community Healthcare System, bringing him expertise of value to his service as Chairman of the Wealth Management Committee, and as a member of the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.

•	Danette Garza, as a legal consultant and the owner of Continental Languages, LLC based in Highland, Indiana, offers on-site and over-the-phone language interpreting services in over 120 languages to limited English proficient individuals. She is a certified public accountant as well as a licensed attorney specializing in corporate, estate planning and elder law. She brings to the Board financial expertise and strong business acumen. The Board draws on her professional strengths and civic involvement as resources to help with the Bancorp’s strategic direction and capitalize on strategic opportunities of the Bancorp. She is a member of the Strategic Planning Committee, the Risk Management Committee, and the Nominating and Corporate Governance Committee.

•	Joel Gorelick served as President and Chief Operating Officer of the Bancorp until January 2013 when he retired, and has over 40 years of banking experience including retail and commercial banking. He has detailed knowledge of commercial lending facilities as well as the intricacies of daily banking operations. His expertise has been utilized as an instructor for educational seminars offered by the Indiana Bankers Association. He has a high profile within the community and is active in numerous community activities. This experience assists him in his role as a member of the Wealth Management Committee.

•	Benjamin J. Bochnowski serves as Executive Vice President and Chief Operating Officer of the Bancorp. He joined the Bancorp in 2010, where he became Senior Vice President, Strategy and Risk, and had bank-wide responsibility for project management, strategic planning and enterprise risk management. When the decision was made to nominate him as a director of the Bancorp, the Board concluded that his vision, talent and passion for community banking along with his proven track record of performance would make him a valuable addition to the Board. The Board believes that he will uphold the Bancorp’s ongoing commitment to help consumers and small business owners throughout Northwest Indiana achieve their financial goals.

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Corporate Governance

Director Independence

All of the directors except David A. Bochnowski and Joel Gorelick meet the standards for independence of Board members set forth in the Listing Standards for the NASDAQ Stock Exchange. Director Bochnowski is not independent because he is an employee of the Bancorp, and Director Gorelick is not independent because he has served as an employee of the Bancorp in the last three years. Benjamin J. Bochnowski will not meet those independence standards at such time as he is added to the Board, as he is an employee of the Bancorp. Moreover, all members of the Bancorp’s Risk Management Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee meet the independence standards applicable to those committees. The Board of Directors of the Bancorp considers the independence of each of the directors under the Listing Standards of the NASDAQ Stock Exchange, which for purposes of determining the independence of the Risk Management Committee members also incorporate the standards of the Securities and Exchange Commission (the “SEC”) included in Reg. § 240.10A-3(b)(1). Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between the Bancorp or its subsidiaries and the directors, members of their immediate family, or entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.

David A. Bochnowski serves as Chairman, President, and Chief Executive Officer of the Bancorp. The Bancorp has chosen to combine the principal executive officer and board chairman positions because this combined role promotes unified leadership and direction for the Board and for executive management and allows for a single, clear focus for the chain of command to execute the Bancorp’s business plans. Moreover, the Bancorp receives active and effective management and oversight of the Bancorp’s operations by the Board’s independent directors. The Bancorp’s Risk Management, Nominating and Corporate Governance, and Compensation and Benefits Committees are comprised of a majority of independent directors. Furthermore, the Board of Directors does not believe that the size of the Bancorp or the complexity of its operations warrants a separation of the Chairman and Chief Executive Officer functions. For these reasons, the Bancorp believes that it is appropriate for David A. Bochnowski to serve as Chairman and Chief Executive Officer, and has not felt it necessary to appoint a lead independent director.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2013, the Board of Directors of the Bancorp met or acted by written consent twelve times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Bancorp held while he served as director and of meetings of committees on which he served during that fiscal year.

Board Committees

The Board of Directors has appointed an Executive Committee, composed of Directors David Bochnowski (Chairman), Frank Bochnowski, Mize, Furticella, and Wieser. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular Board meetings, except with respect to the declaration of dividends and other extraordinary corporate transactions.

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The Board of Directors has a Nominating and Corporate Governance Committee, which currently consists of Directors Frank Bochnowski (Chairman), Fesko, Han, Krupinski, Mize, Puntillo, Furticella, Wieser, and Garza. The Board of Directors has adopted a written Charter of the Nominating and Corporate Governance Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. The primary functions of the Nominating and Corporate Governance Committee are to retain and terminate any search firm to be used to identify director candidates; to assess the need for new directors; to review and reassess the adequacy of the Bancorp’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval; to lead the Board in its annual review of the Board’s performance and report its findings to the Board; to recommend to the Board director nominees for each committee of the Bancorp; to review and reassess the adequacy of its written charter; and to annually review its own performance. The Nominating and Corporate Governance Committee identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race and age diversity. The Nominating Committee assesses the effectiveness of its efforts to have a diverse Board of Directors by periodically reviewing the current Board members for geographic, occupational, gender, race and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Bancorp and willingness to devote adequate time to Board duties. Directors are permitted to serve on the Board until they reach the age of 76, at which time they are required to retire. During the year ended December 31, 2013, the Nominating and Corporate Governance Committee held four meetings.

The Nominating and Corporate Governance Committee also will consider director candidates recommended by the Bancorp’s shareholders. A shareholder, who wishes to nominate an individual as a director candidate at next year’s annual meeting of shareholders, rather than recommend the individual to the Board as a potential nominee, must comply with the advance notice requirements described under “Shareholder Proposals.”

The Board of Directors has appointed a Risk Management Committee, formerly the Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is composed of Directors Furticella (Chairman), Mize, Krupinski, Garza, and Puntillo. The Board of Directors has determined that Director Krupinski is an “audit committee financial expert,” as that term is defined in the Exchange Act.

The Risk Management Committee functions as the Bancorp’s liaison with its external auditors and reviews audit findings presented by the Bancorp’s internal auditor. The Risk Management Committee, along with the external auditors and internal auditor, monitors controls for material weaknesses and/or improvements in the audit function. The Risk Management Committee also monitors or, if necessary, establishes policies designed to promote full disclosure of the Bancorp’s financial condition. The Board of Directors has adopted a written Charter for the Risk Management Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. During the year ended December 31, 2013, the Risk Management Committee held four meetings.

The Board of Directors has appointed a Compensation and Benefits Committee composed of Directors Krupinski (Chairman), Mize, Fesko and Han. The Compensation and Benefits Committee is responsible for reviewing, determining, and establishing the compensation of directors and (as the Bank’s Compensation and Benefits Committee) the salaries, bonuses, and other compensation of the executive officers of the Bank. The Board of Directors has adopted a written charter for the Compensation and Benefits Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. During the year ended December 31, 2013, the Compensation and Benefits Committee held two meetings. For 2013, the Compensation and Benefits Committee considered surveys provided by the American Bankers Association (Compensation & Benefits Survey Report), Crowe Horwath LLP (Financial Institutions Compensation Survey), and SNL Financial (Executive Compensation Review for Banks and Thrifts), in determining the executive compensation and director compensation.

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The Board of Directors has appointed a Strategic Planning Committee composed of Directors Wieser (Chairman), Frank Bochnowski, Furticella, Krupinski, Mize, Puntillo, and Garza. The Committee is responsible for monitoring activity, approving initiatives, reviewing reports, and recommending strategies relating to interest rate risk (IRR), liquidity management, investment portfolio activity, capital management, and technology investments.

The Board of Directors has appointed a Wealth Management Committee composed of Directors Fesko (Chairman), Han, and Gorelick. The primary function of the Wealth Management Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring the functioning of the Wealth Management Group. The Committee will also monitor the Wealth Management Group and ensure it is in compliance with all applicable laws, rules, regulations, and internal policies of the Bank.

Risk Oversight

The Board of Directors plays an active role in the oversight of credit risk, operational risk, liquidity risk, and similar risks of the business of the Bancorp. It performs this role primarily through its Committee structure. The Risk Management Committee of the Bancorp has oversight responsibilities with respect to financial information of the Bancorp, the systems of internal controls established by management and the Board, and risk management, accounting and financial reporting processes. Members of the Risk Management Committee have the opportunity to communicate as needed with the chief executive officer, chief financial officer, chief operating officer, general counsel, internal auditor, compliance officer and loan review officer of the Bank as well as the Bancorp’s outside auditor and other directors of the Bancorp. The Committee also is authorized to retain independent counsel and accountants to the extent deemed necessary to assist with its risk oversight responsibilities. In addition, the Compensation and Benefits Committee evaluates the compensation programs of the Bancorp to ensure that they do not create incentives among management employees to take undue risks. The Bank also has a Strategic Planning Committee which, among other things, monitors risks relating to liquidity, investments, and interest rate risk.

Communications with Directors

The Board of Directors of the Bancorp has implemented a process whereby shareholders may send communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to the NorthWest Indiana Bancorp, Board of Directors, c/o Secretary, 9204 Columbia Avenue, Munster, Indiana 46321. The Secretary of the Bancorp has been instructed by the Board to promptly forward all such communications to the specified addressees thereof. All of the Bancorp’s directors at the time attended the Annual Meeting of Shareholders held on April 26, 2013.

Code of Ethics

The Bancorp has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of the Bancorp’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer, and controller. The Ethics Code is posted on the Bancorp’s website at www.ibankpeoples.com. The Bancorp intends to disclose any waivers of the Ethics Code for directors or executive officers of the Bancorp and any amendments to the Ethics Code by posting such waivers and amendments on its website.

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Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for 2012 and 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

David A. Bochnowski	2013	$394,038		$0	$0	$63,259	$53,567	$510,864
Chairman and Chief Executive Officer	2012	$380,713		$12,600	$0	$58,297	$51,882	$503,492

Benjamin J. Bochnowski	2013	$150,000	(5)	$47,225	$0	$16,348	$13,813	$227,386
Executive Vice President and Chief Operating Officer

John Diederich	2013	$176,146		$0	$0	$14,335	$17,902	$208,382
Executive Vice President	2012	$170,189		$6,300	$0	$12,169	$16,701	$205,359

Robert T. Lowry	2013	$173,001		$23,950	$0	$14,335	$16,836	$228,122
Executive Vice President, Chief Financial Officer and Treasurer	2012	$166,748		$6,300	$0	$11,922	$15,154	$200,124

Leane E. Cerven	2013	$159,235		$35,925	$0	$14,090	$15,682	$224,931
Executive Vice President, General Counsel, and Secretary	2012	$139,864		$6,300	$0	$10,003	$12,223	$168,390

(1)	Includes any amounts earned but deferred, including amounts deferred under the Bank’s 401(k) Plan. Executive officers of the Bancorp who serve as directors do not receive director fees.
(2)	The amount reflected in this column is the aggregate grant date fair market value of stock awards calculated in accordance with FAS ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 11 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2012, included in the Bancorp’s Annual Report on Form 10-K for 2012, and in footnote 11 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2013, included in the Bancorp’s Annual Report on Form 10-K for 2013.
(3)	This column includes the dollar value of all amounts earned during the fiscal year because specified performance criteria have been satisfied pursuant to the Bancorp’s cash incentive plan, whether or not paid to the Named Executive Officer. The Bank’s cash incentive plan is open to all employees who have been employed by September 30th of each plan year. The incentive plan is based upon the Bancorp’s return on assets, return on equity and earnings per share.
(4)	“All Other Compensation” includes contributions of the Bank made under its Profit Sharing Plan on behalf of Messrs. D. Bochnowski, B. Bochnowski, Diederich, Lowry and Ms. Cerven of $22,500, $21,410, $15,261, $14,953, and $12,007 for 2012, and $22,950, $11,925, $15,791, $15,505, and $13,809 for 2013, respectively. Such amount also includes, for the personal benefit of the officers, premiums paid for Split Dollar Plan Life Insurance on their lives in the amounts of $749, $457, $0, $93, and $0 for 2012, and $836, $19, $155, $98, and $87 for 2013, respectively. Such amount also includes dividends paid on restricted stock awards to Messrs. D. Bochnowski, B. Bochnowski, Diederich, Lowry, and Ms. Cerven in the amounts of $0, $0, $1,440, $108, and $216 for 2012, and $510, $1,870, $1,955, $1,233, and $1,785 for 2013, respectively. Mr. D. Bochnowski’s other compensation also includes (i) premiums of $17,491 for 2012 and $17,491 for 2013, paid by the Bank for disability insurance and term insurance on Mr. D. Bochnowski’s life pursuant to his employment agreement described below, and (ii) a credit in the amount of $11,142 for 2012 and $11,781 for 2013 under the Bank’s Unqualified Deferred Compensation Plan. Messrs. D. Bochnowski, B. Bochnowski, Diederich, Lowry, and Ms. Cerven received certain perquisites during 2012 and 2013, but the incremental cost of providing those perquisites did not exceed $10,000.
(5)	Mr. Benjamin Bochnowski’s annualized salary as Executive Vice President and Chief Operating Officer is $150,000. He was appointed to that position on August 1, 2013.

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2004 Stock Option and Incentive Plan

The Board of Directors adopted the Amended and Restated 2004 Stock Option and Incentive Plan, which was approved by shareholders at the 2004 annual meeting, and amended and restated at the 2005 annual meeting of shareholders. The 2004 Option Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Directors, employees and consultants of the Bancorp and its subsidiaries are eligible for awards under the Plan. Pursuant to the 2004 Option Plan, the maximum number of shares with respect to which awards may be made under the 2004 Option Plan is 250,000 shares. The shares with respect to which awards may be made under the 2004 Option Plan may either be authorized or unissued shares or treasury shares. As of February 28, 2014, 11,100 shares of restricted stock and 1,000 incentive stock options were outstanding under the 2004 Option Plan. Future awards for 232,000 shares may be made under the 2004 Option Plan.

The purpose of the 2004 Option Plan is to promote the long-term interests of the Bancorp and its shareholders by providing a means for attracting and retaining officers and employees of the Bancorp and its subsidiaries. The 2004 Option Plan is administered by the Compensation and Benefits Committee consisting of Directors Krupinski (Chairman), Fesko, Han, and Mize each of whom is a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Options are generally awarded for terms of five years, and at an option price per share equal to the fair market value of the shares on the date of grant of the stock options. Options generally become exercisable in full five years after the date of grant. Options granted are adjusted for capital changes such as stock splits and stock dividends. The Committee has full and complete authority and discretion, except as expressly limited by the Plan, to grant awards and to provide for their terms and conditions.

The option price of each share of stock is to be paid in full at the time of exercise in cash or by delivering shares of the Bancorp common stock owned for at least six months with a market value of the exercise price, or by a combination of cash and such shares. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during specified periods. In the event of a change in control of the Bancorp, all options not previously exercisable shall become fully exercisable. For this purpose, change in control includes an acquisition by a third party of 25% or more of the Bancorp’s outstanding shares, a change in a majority of the Bancorp’s directors as a result of a tender offer, merger, sale of assets or similar transaction, or shareholder approval of a sale or disposition of all or substantially all of the Bancorp’s assets or another transaction following which the Bancorp would no longer be an independent publicly-owned entity; provided that such events will not be deemed a change in control if a majority of the Board of Directors of the Bancorp adopts a resolution to provide that such events will not be deemed a change in control.

Awards of restricted shares are generally subject to transfer restrictions for five years and fully vest at the end of the five-year period. If the service of a restricted stock holder terminates involuntarily within eighteen months after a change in control of the Bancorp (as defined above), any restricted transfer period to which the restricted shares are then subject will terminate and the shares will fully vest.

Employees’ Savings and Profit Sharing Plan

The Bank maintains an Employees’ Savings and Profit Sharing Plan and Trust for all employees who meet the plan qualifications. The Profit Sharing Plan is a defined contribution plan and employees are eligible to participate in the Profit Sharing Plan on January 1st or July 1st next following the completion of one year of employment, the attainment of age 18, and completion of 1,000 hours of employment. The Plan is administered by a third party and employees direct their individual investments into any of several investment options including certificates of deposit at the Bank and the Bancorp’s shares purchased on the open market. Employees eligible for the Profit Sharing Plan may redirect their investments at any time.

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Contributions to the Profit Sharing Plan are discretionary, made by the Bank and are non-contributory on the part of the employees. All contributions are also subject to review by the Compensation and Benefits Committee and approval by the Board of Directors. Profit sharing contributions made by the Bank and earnings credited to the employee’s account vest on the following schedule: two years of service, 40% of contributions and earnings; three years of service, 60% of contributions and earnings; four years of service, 80% of contributions and earnings; and five years of service, 100% of contributions and earnings. Participants also become 100% vested in the employer contributions and accrued earnings in their account upon their death, approved disability, or attainment of age 65 while employed at the Bank.

The Profit Sharing Plan is open to all eligible employees and the Bank contributes a percentage of each employee’s base salary. Consistent with the objectives of the executive compensation program, contributions to the plan may increase or decrease based upon the return on assets of the Bancorp. The Board of Directors has approved and the Compensation and Benefits Committee monitors the formula for plan contributions. For the fiscal year ending December 31, 2013, the plan contributed 9% of each eligible employee’s base salary as a result of the Bancorp’s 2013 performance. This compares to 9% for the fiscal year ended December 31, 2012.

The Employees’ Savings Plan feature allows employees to make pre-tax contributions to the Plan, subject to the limitations imposed by Section 401(k) of the Code. Participants electing pre-tax contributions are always 100% vested in their contributions and the earnings on their investments. Participants can also borrow from their pre-tax contributions pursuant to meeting the requirements of the Code, using their account as collateral.

Based upon the Bank’s return on assets for the respective years, $663,390 (including forfeitures of $30,225) was contributed to the Profit Sharing Plan for the year ended December 31, 2013, and $679,410 (including forfeitures of $7,811) was contributed to the Profit Sharing Plan for the year ended December 31, 2012. For 2013, Mr. David Bochnowski’s Profit Sharing Plan account was credited with $22,950, compared to $22,500 for 2012; Mr. Benjamin Bochnowski’s Profit Sharing Plan account was credited with $11,925; Mr. Diederich’s account was credited with $15,791 and $15,261 for such years; Mr. Lowry’s account was credited with $15,505 and $14,953 for such years; and Ms. Cerven’s account was credited with $13,809 and $12,007 for such years. The contributions made on behalf of executive officers named in the Summary Compensation Table are included in that table under the column “All Other Compensation.”

Group Medical and Insurance Coverage

Group medical and insurance coverage is a customary and competitive employment practice in the community banking industry. The Bank provides a selection of group medical insurance benefits for all full-time employees with employees selecting the type of coverage. The Bank pays 70% for single employee coverage and 60% for employee plus dependent coverage. The Bank also provides two separate life insurance and accidental death and dismemberment insurance benefits. All full-time employees receive a life insurance and accidental death and dismemberment insurance benefit equal to one-half of their annual salary the 1st of the month following 30 days of employment and, once they have completed one year of employment, 1,000 hours of service, and reached their 18th birthday, another life insurance and accidental death and dismemberment insurance benefit is provided on the first of the year following the satisfaction of eligibility requirements that is equal to three times an employee’s salary to a maximum of $500,000.

Effective May 1, 2012, the Bank’s non-employee directors were provided the opportunity to receive medical coverage under the Bank’s plan on the same terms as those applicable to employees. Dr. Puntillo, Ms. Garza, and Mr. Gorelick are the only outside directors who have elected such coverage.

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Post-Retirement Health Benefits

The Bank also sponsors a defined benefit post retirement plan that provides comprehensive major medical benefits to all eligible retirees. Eligible retirees are those who have attained the age of 65, have completed at least 18 years of service and are covered under the group medical plan as of the date of their retirement. Currently, the Bank pays 30% of the retiree medical premium and retirees pay 100% of premiums for dependent coverage.

BOLI Insurance

The Bank has invested in Bank Owned Life Insurance (BOLI) that insures executive officers, senior vice-presidents, and vice-presidents. A feature of this type of insurance provides a split dollar benefit to each insured that is reviewed by the Compensation and Benefits Committee and approved by the Board. The personal benefit portion of premiums paid for executive officers is indicated in the Summary Compensation Table under the column “All Other Compensation.”

Unqualified Deferred Compensation Plan

The Bank adopted an Unqualified Deferred Compensation Plan in 1995 due to the Code’s limitation on the amount of contributions a corporation can make on behalf of an employee to a qualified retirement plan. The Deferred Compensation Plan is designed to provide deferred compensation to key senior management employees of the Bank in order to recognize their substantial contributions to building shareholder value and to provide them with additional financial security as inducement to remain with the Bank. The Compensation and Benefits Committee administers the plan. To be eligible, an employee must hold a key management full time position that significantly impacts the Bank’s operating success.

The Compensation and Benefits Committee selects which persons shall be participants and authorizes the crediting each year of an amount based upon a formula involving the participant’s employer funded contributions under all qualified retirement plans and the limitations imposed by Code subsection 401(a)(17) and Code section 415. In 2013, the maximum compensation level subject to qualified plan limitations was $255,000. The Deferred Compensation Plan provides that following the cessation of employment for any reason, the participant’s account is distributed to the participant or in the event of death, to the designated beneficiary in equal monthly installments over a five-year period unless the Bank’s Board of Directors approves an alternative form of payment at the request of the participant or beneficiary.

Currently, Mr. David Bochnowski is the only participant in the Deferred Compensation Plan. For the year ended December 31, 2013, the Bank credited $11,781 to his Deferred Compensation Account, a match of 9% of his base compensation that exceeded the limitation of the Code. These amounts are included in Mr. Bochnowski’s compensation in the Summary Compensation Table under “All Other Compensation.”

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Outstanding Equity Awards at December 31, 2013

The following table presents information on stock options and restricted stock held by the Named Executive Officers on December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Date of Full Vesting of Unexercisable Options	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Date of Full Vesting of Stock Awards
Benjamin J.Bochnowski	—	—	—	—	—	1,500	$37,500	8/1/2018
Benjamin J.Bochnowski	—	—	—	—	—	500	$12,500	5/1/2018
Benjamin J.Bochnowski	—	—	—	—	—	200	$5,000	2/1/2018
David A. Bochnowski	3,225	—	$30.00	—	1/21/2014	600	$15,000	2/1/2018
John Diederich	—	—	—	—	—	2,000	$50,000	5/26/2014
John Diederich	—	—	—	—	—	300	$7,500	2/1/2018
Robert T. Lowry	425	—	$30.00	—	1/21/2014	300	$7,500	2/1/2018
Robert T. Lowry	250	—	$28.50	—	2/22/2018	1,000	$25,000	5/1/2018
Robert T. Lowry	—	—	—	—	—	150	$3,750	7/31/2014
Leane E. Cerven	—	—	—	—	—	300	$7,500	5/20/2015
Leane E. Cerven	—	—	—	—	—	300	$7,500	2/1/2018
Leane E. Cerven	—	—	—	—	—	1,500	$37,500	5/1/2018

(1)	The shares represented could not be acquired by the Named Executive Officers as of December 31, 2013.
(2)	The market value of these awards is determined by multiplying the number of shares by the closing market price of the Bancorp’s Common Stock on December 31, 2013, which was $25.00 per share.

Potential Payments upon Termination or Change in Control

The Bancorp has entered into an agreement that will require the payment of compensation to a Named Executive Officer in the event of his termination of employment, change in his responsibilities, or a change-in-control of the Bancorp. This agreement is discussed under the heading “Employment Agreement.” Furthermore, if an employee is involuntarily terminated within 18 months following a change in control of the Bancorp, any remaining transfer restrictions with respect to stock awards he or she holds will lapse.

Employment Agreement

On December 29, 2008, the Bancorp and Bank entered into an employment agreement with David A. Bochnowski, their Chief Executive Officer, which superseded and replaced his existing employment agreement. The amendments made were designed to comply with the requirements and final regulations of Section 409A of the Code, which regulates agreements with elements of deferred compensation. The employment agreement has a three-year term and provides for daily extensions to maintain its three-year term unless the Bank or the employee gives written notice not to continue such extensions. The employment agreement provides for a base salary equal to the amount Mr. Bochnowski is currently being paid, subject to increases awarded by the Board of Directors and possible decreases based on operating results before a change of control of the Bank. The employee is also entitled to discretionary bonuses, customary fringe benefits and vacation leave. The Bank will continue to pay the premiums on life insurance policies insuring the employee providing for current benefits of approximately $2 million.

The employment agreement is terminable by the Bank for cause, defined as (i) the employee’s commission of an act materially and demonstrably detrimental to the Bank or its subsidiaries constituting gross negligence or willful misconduct of the employee in the performance of his material duties to the Bank or (ii) the employee’s conviction of a felony involving moral turpitude.

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If the employment agreement terminates because of the employee’s death or disability, because he is discharged for cause, or because of the employee’s resignation without Good Reason (as defined below), the Bank is to pay the employee any amounts owed to him under the employment agreement through his date of termination. In addition, if the agreement terminates because of the employee’s death, within 30 days of the employee’s death, the Bank is to pay the employee’s estate or heirs a cash lump sum equal to his then-current annual base salary and the amount of his most recent annual bonus. In addition, if the employee’s employment terminates because of his disability, he will be entitled to a cash bonus equal to his most recent annual bonus, compensation until the earlier of his death or attainment of age 70 equal to 66% of his current base salary and annual bonus, and continuation of welfare benefits and senior executive perquisites that would have been provided to the employee had he remained employed during such period, reduced by any payments made to the employee under the Bank’s disability policies or programs.

If the employee is discharged without cause or resigns for Good Reason (defined as the failure to re-elect him as Chairman and Chief Executive Officer or as a director of the Board of Directors of the Bank, a substantial diminution in the employee’s responsibilities or duties, a material breach by the Bank of the agreement, or the Bank’s decision to terminate the daily extension of the agreement), in addition to the benefits described in the preceding paragraph, as applicable, the employee will be entitled to (1) a cash bonus equal to the most recent annual bonus received by the employee, (2) a lump sum amount equal to three times his then-current salary and recent annual bonus, (3) continuation for three years of welfare benefits and senior executive perquisites at least equal to those that would have been provided if he remained employed during that period, (4) a payment required to prefund future premiums on the life insurance policies described above, and (5) outplacement services at the expense of the Bank.

The employment agreement provides that if the employee’s employment terminates for any reason after a change of control of the Bank, the employee shall receive the benefits as provided above, except that unless his benefits would thereby be reduced, the computations will be made by using the employee’s most recent annual bonus before the change of control and welfare benefits and senior executive benefits to be continued during the specified period will be provided based on those benefits in effect immediately prior to the change of control of the Bank. For this purpose, a change of control generally occurs upon the following events: (i) acquisition of ownership of stock of the Bank or the Bancorp constituting more than 50% of the total fair market value or total voting power of the stock; (ii) change in the effective control of the Bank or the Bancorp by acquisition of 30% or more of the total voting power of the stock or replacement of a majority of the members of the Bancorp’s Board of Directors in certain circumstances; or (iii) change in ownership of a substantial portion of the Bank’s assets.

If Section 280G of the Code (which generally applies to certain severance payments triggered by a change in control) would cause the payments to be made to the employee to be subject to an excise tax as imposed by Code Section 4999, the employee’s compensation will be “grossed up” to make him whole with respect to such taxes.

If Mr. Bochnowski’s employment had been terminated on December 31, 2013, following a change in control of the Bancorp, he would have been entitled to a lump sum cash payment of $1,990,439 and the continuation of welfare insurance benefits and perquisites at least equal to those which would have been provided if the executive’s employment had continued for three years, with an estimated value of $132,518. These amounts do not include the cost or value of outplacement services to be provided under the agreement.

During a period of one year following his termination of employment, the employee may not solicit or induce any employees or customers of the Bank to leave the Bank.

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Compensation of Directors for 2013

The following table provides information concerning the compensation paid to or earned by the members of the Bancorp’s Board of Directors (except for Mr. David Bochnowski, who does not receive director’s fees) for 2013, whether or not deferred:

Name (1)	Fees Earned or Paid in Cash ($)	Total ($)
Frank J. Bochnowski	25,606	25,606
Donald P. Fesko	25,606	25,606
Edward J. Furticella	25,606	25,606
Danette Garza	12,834	12,834
Joel Gorelick	23,529	23,529
Amy W. Han, Ph.D.	25,606	25,606
Kenneth V. Krupinski	25,606	25,606
Stanley E. Mize	25,606	25,606
Anthony M. Puntillo, D.D.S., M.S.D. (2)	25,606	25,606
James L. Wieser	25,606	25,606

(1)	Information on Mr. David Bochnowski, who is also a director, is included in the Summary Compensation Table.
(2)	Dr. Puntillo elected the Bank’s family medical benefit, effective May 1, 2013. The Bank’s paid portion of the medical coverage is $10,004.
(3)	Ms. Garza elected the Bank’s employee only medical benefit effective September 1, 2013. The Bank’s paid portion of the medical coverage is $1,332.
(4)	Mr. Gorelick elected the Bank’s employee and spouse medical benefit effective February 1, 2013. The Bank’s paid portion of the medical coverage is $6,723.

Total fees paid to directors for the year ended December 31, 2013, were $241,211 in the aggregate. In 2013, the Board of Directors, acting upon the recommendation of the Compensation and Benefits Committee and after reviewing the Bancorp’s performance, approved a 3.0% increase in the annual fee paid to directors.

Post 2004 Unfunded Deferred Compensation Plan for the Directors of Peoples Bank SB

Each director of the Bank may elect on or before December 31st of any year to defer all or a portion of his annual director fees for succeeding calendar years. The rate of interest to be paid on deferred fees will be equal to the lower of either (i) the Bank’s regular six-month certificate of deposit, plus 2%, or (ii) 120% of the applicable Federal long-term rate in effect during the month in which the Bank determined or reviews the appropriate interest rate for the Plan. The interest rate will be reset on the first business day of each month.

Amounts deferred under the plan, together with accumulated interest, are distributed in annual installments over a ten-year period beginning with the first day of the calendar year immediately following the year in which the director ceases to be a director, provided that the first annual benefit for any director deemed a “specified employee” under applicable tax regulations may not be paid any earlier than six months after the director terminates his services. Upon the death of a director, the balance of any unpaid deferred fees and interest will be paid in lump sum to the director’s designated beneficiary or estate.

The following directors are deferring fees under this plan: Stanley E. Mize, Kenneth V. Krupinski and Amy W. Han.

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Transactions with Related Persons

The Bank follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law authorizes the Bank to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to persons who are not executive officers, directors, or principal shareholders of the Bank. At present, the Bank offers loans to its executive officers, directors, principal shareholders, and employees with an interest rate that is generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to directors, executive officers, and their associates totaled approximately $4,956,641 or 7.42% of equity capital at December 31, 2013. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than normal risk of collectability or present other unfavorable features.

Risk Management Committee Report

We have reviewed and discussed with management the Bancorp’s audited financial statements as of and for the year ended December 31, 2013. We have discussed with the Bancorp’s independent registered public accounting firm, Plante & Moran, PLLC, the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have also received and reviewed the written disclosures and the letter from Plante & Moran, PLLC, required by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees overseeing independence, and have discussed with the independent registered public accounting firm the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013.

We have also concluded that the provision by Plante & Moran, PLLC of non-audit related services to the Bancorp and the Bank during 2013 is compatible with maintaining the auditors’ independence.

This Report is respectfully submitted by the Risk Management Committee of the Bancorp’s Board of Directors.

Risk Management Committee Members

Edward J. Furticella (Chairman)

Danette Garza

Kenneth V. Krupinski

Stanley E. Mize

Anthony M. Puntillo

Proposal 2 — Ratification of Appointment of Independent
Registered Public Accounting Firm

The Risk Management Committee has engaged Plante & Moran, PLLC, an independent registered public accounting firm, to be its auditors for the year ending December 31, 2014, subject to ratification by shareholders. As discussed below, Plante & Moran, PLLC was engaged to serve as auditors for the Bancorp for the first time in 2009.

Plante & Moran, PLLC audited the Bancorp’s financial statements for 2013. A representative of Plante & Moran, PLLC is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

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The Board of Directors recommends a vote FOR ratification of the appointment of Plante & Moran, PLLC as auditors of the Bancorp for 2014.

Independent Registered Public Accounting Firm’s Services and Fees

The Bancorp incurred the following fees for services performed by Plante & Moran, PLLC in fiscal year 2013 and 2012:

Audit Fees

Fees for professional services provided in connection with the audit of the Bancorp’s annual financial statements and review of financial statements included in the Bancorp’s Forms 10-Q were $127,535 for 2013 and $122,700 for 2012.

Audit Related Fees

There were audit-related services provided in 2013 of $6,300 and 2012 of $6,045.

Tax Fees

No tax fees were paid to Plante & Moran, PLLC in fiscal year 2013 and 2012.

All Other Fees

No fees were paid in fiscal year 2013 or 2012 for other permissible services that do not fall within the above categories, including regulatory accounting and reporting compliance.

Pre Approval Policy

The Risk Management Committee’s policy is to pre approve all audit and permissible non-audit services provided by the independent auditor that exceed $2,500. These services may include audit services, audit related services, tax services and other services. Pre approval is generally provided for up to one year and any pre approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Risk Management Committee regarding the extent of services provided by the independent auditor in accordance with this pre approval, and the fees for the services performed to date. The Risk Management Committee may also pre approve particular services on a case by case basis.

For fiscal 2013, pre approved non-audit services included only those services described above for “Audit-Related Fees,” “Tax Fees,” and “All Other Fees.”

Proposal 3 — Advisory Vote on Compensation of
Our Named Executive Officers

Background

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our Board of Directors is submitting a “Say on Pay” proposal for shareholder consideration. While the vote on executive compensation is non-binding and solely advisory in nature, our Board of Directors and the Compensation and Benefits Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Objectives of Executive Compensation Program. The objectives of the Compensation and Benefits Committee with respect to executive compensation are the following:

(1)	provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Bancorp’s long-term success;

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(2)	reward individual performance that achieves both short-term and long-term strategic goals consistent with improved shareholder value; and

(3)	align the interests of senior executives with those of shareholders by linking individual performance and the Bancorp’s performance with increases in shareholder value.

For the past six years, the Bancorp has operated in a challenging environment marked by uncertainty and volatility. Nationally, unemployment reached unprecedented levels for modern times. The economic downturn was led by housing with dramatic declines in home prices, increasing foreclosures, rising consumer and commercial loan delinquencies, and significant write-downs of asset values by financial institutions. Despite this scenario, the Bancorp had profitable years in 2012 and 2013.

Because of the adverse financial situation, the Compensation and Benefits Committee adopted a responsible approach to executive compensation that allowed it to maintain a degree of flexibility to deal with the current economic conditions while remaining committed to its core philosophy of paying for performance and aligning executive compensation with shareholder interests. The Compensation and Benefits Committee took several actions to align executive compensation with shareholder interests in this challenging environment, including the following:

•	Executive Compensation increases for 2009, 2010, 2011, 2012 and 2013 reflected the Bancorp’s superior performance compared to industry peers, the goal of retaining experienced and highly skilled leadership, the achievement of individual goals, and performance based promotions.

•	During the years 2009, 2010 and 2011, the Bancorp’s Chairman and Chief Executive Officer declined consideration for a performance based compensation increase for himself. In August of 2012, the Board of Directors, acting upon the recommendation of the Compensation and Benefits Committee and after reviewing the Bancorp’s performance, approved a 3% increase in compensation for the Chairman and Chief Executive Officer, and in January of 2013, the Board, acting upon the recommendation of the Compensation and Benefits Committee and after reviewing the Bancorp’s performance, approved a 3.5% increase in his compensation.

•	No stock options have been awarded to any executive officers since 2008 except a 250 grant in February 2008 to the Bancorp’s Chief Financial Officer.

•	No restricted stock grants were made between 2008 and 2010 except for a grant of 2,000 shares to the Bancorp’s new Executive Vice President in 2009, an award of 150 shares in 2009 to the Bancorp’s Chief Financial Officer, and an award of 300 shares in 2010 to the Bancorp’s new General Counsel. As a result of strong financial performance of the Bancorp in 2012, the Bancorp made restricted stock awards of 600, 200, 300, 300, and 300 shares in 2013 to Messrs. D. Bochnowski, B. Bochnowski, Diederich, Lowry and Ms. Cerven, respectively. An award of 1,500 shares in May of 2013 was made to the Bancorp’s General Counsel upon her promotion to Executive Vice President, and awards of 500 and 1,500 shares were made to Mr. Benjamin Bochnowski upon his promotion to Senior Vice President in May of 2013 and upon his promotion to Chief Operating Officer in August of 2013, respectively.

•	Because of even stronger financial results in 2013, the Bancorp made awards of 750, 400, 350, 300, and 300 restricted shares on January 31, 2014, to D. Bochnowski, B. Bochnowski, Lowry, Cerven and Diederich, respectively.

•	The Bancorp has revised its Compensation and Benefits Committee charter to authorize the hiring by the Committee members of independent advisors, including attorneys, to assist the Committee in carrying out its responsibilities.

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•	The Bancorp has amended its insider trading policy to prohibit hedging transactions by its directors, officers and employees.

Over this period, the Bancorp has been able to retain key executives who believe in the long-term prospects of the Bancorp and are willing to tie their compensation to achieving the performance goals established by the Compensation and Benefits Committee.

The Board of Directors believes the Bancorp’s compensation programs are well tailored to recruit and retain key executives while recognizing and sharing the sacrifices the Bancorp’s shareholders have made.

Please review this proxy statement and consider the following proposal:

“RESOLVED, that the Bancorp’s shareholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Bancorp’s Proxy Statement for the 2014 Annual Meeting of Shareholders, including compensation set forth or described in the 2013 Summary Compensation Table and the other related tables and disclosures.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Bancorp’s officers and directors and persons who own more than 10% of the Bancorp’s Common Stock file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Bancorp with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of the forms it received and/or written representations from reporting persons, the Bancorp believes that during the fiscal year ended December 31, 2013, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the Exchange Act were satisfied in a timely manner, except that Edward J. Furticella reported the award to his wife of 150 restricted shares of Common Stock about ten months and five weeks late, and Danette Garza reported the purchase of 600 shares of Common Stock at an average price of $23.70 per share approximately four months and two weeks late.

Shareholder Proposals

Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Bancorp and included in the proxy statement and form of proxy relating to that meeting must be received at the main office of the Bancorp for inclusion in the proxy statement no later than November 14, 2014. Any such proposal should be sent to the attention of the Secretary of the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321, and will be subject to the requirements of the proxy rules under the Exchange Act and, as with any shareholder proposal (regardless of whether included in the Bancorp’s proxy materials), the Bancorp’s articles of incorporation, by-laws and Indiana law.

A shareholder proposal being submitted for presentation at the Annual Meeting, but not for inclusion in the Bancorp’s proxy statement and form of proxy, will be considered untimely if it is received by the Bancorp later than 90 days prior to the Annual Meeting. If the Bancorp receives notice of such proposal after such time, each proxy that the Bancorp receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Bancorp’s proxy statement for the next Annual Meeting.

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Householding

We have adopted a new procedure approved by the SEC called “householding” for those registered shareholders who consent to this procedure by either checking “Yes” in the “householding election” on the proxy card that accompanies this mailing or by notifying us at the address or phone number below. If you consent to this procedure, multiple shareholders who share the same address who consent to “householding” will receive only one copy of the Bancorp’s annual report and proxy statement (“Proxy Materials”), but each shareholder will continue to receive a separate proxy card. We have undertaken householding to reduce our printing costs and postage fees. Householding also is environmentally friendly and creates less paper for participating shareholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

If you have consented to householding, you will receive or continue to receive a single copy of the Proxy Materials for future meetings. However, if you decide you would prefer to receive again multiple copies of the Proxy Materials, upon your request, we will promptly provide you with additional copies. You may elect to receive multiple copies for a specific meeting or opt-out of householding for all future meetings. Requests to receive multiple copies of the Proxy Materials can be made at any time prior to thirty days before the mailing of Proxy Materials in March of each year. You may request multiple copies by notifying us in writing to the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321, Attention: Shareholder Services, or by telephone at (219) 853-7080.

Other Matters

Management is not aware of any business to come before the Annual Meeting other than those described in the proxy statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this proxy statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Bancorp will bear the cost of the solicitation of proxies. The Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Bancorp may solicit proxies personally or by telephone without additional compensation.

We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope, or to vote by following the related internet or telephone voting instructions.

By Order of the Board of Directors

Leane E. Cerven Executive Vice President, General Counsel and Secretary

March 14, 2014

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